Exhibit 99.1

NightHawk Biosciences Announces Planned Name Change to Scorpius Holdings,
Reflecting Successful Transition to a Large Molecule Biomanufacturing CDMO

Announces senior leadership appointments to further support client programs and growing sales pipeline

Durham, NC – January 8, 2024 – NightHawk Biosciences (NYSE American: NHWK; NHWK), an integrated contract development and manufacturing organization (CDMO), today announced that it is changing the name of the Company to Scorpius Holdings, Inc. (“Scorpius”), to better reflect the Company’s successful shift into a pure-play, large molecule biomanufacturing CDMO. The Company will continue to operate its CDMO within the Scorpius BioManufacturing subsidiary.

In connection with the name change, the Company’s ticker will change to SCPX as well. The name and symbol changes will not affect the Company's share structure or the rights of the Company's shareholders, and no further action will be required by existing shareholders.

In addition, the Company announced that it has bolstered its leadership team with the promotions of Brian O’Mara to VP of Process Sciences and Steve Lavezoli to VP of Commercial Operations, as well as the additions of Juan Lagos as Senior Director of Cell-Based Technologies and Ania Szymanska as Site Head of Quality.

Jeff Wolf, CEO of Nighthawk, commented, “Our rebranding to Scorpius Holdings is a testament to our successful transition and the growth of our CDMO operations. The industry faces a critical shortage of clinical-scale biologic manufacturing capacity, driven by increasing demand for large molecule CDMO services. Our state-of-the-art facility in San Antonio, Texas ideally positions us to address this gap in CDMO manufacturing capacity and services. The response from major biotech companies and leading research institutions to our CDMO capabilities has been positive, as evidenced by the expansion of our sales pipeline."

Mr. Wolf further noted, “To better service increasing demand for our specialized CDMO services, we have expanded our team with key hires to support our growing client base. Each of these team members brings extensive industry experience and will help ensure that we continue to provide our clients with exceptional service. Given the investments in both our facility and operations, we now have significant capacity to scale our operations, which we expect will generate high incremental margins and attractive returns for our shareholders in the years ahead."

Senior Promotions and Appointments

Brian O’Mara - VP of Process Sciences. Mr. O’Mara joined Scorpius in June 2022 as the Senior Director, Manufacturing Science & Technology. He has more than 20 years of industrial biotechnology experience in downstream process development of early- and late-stage protein therapeutics from mammalian and microbial expression systems. He also has extensive experience in the development and scale-up of protein conjugates, including antibody-drug conjugates (ADCs), bi-specifics, and PEGylated molecules, as well as experience in technology transfer, CDMO management, process characterization, preparation and oversight of PPQ campaigns, and associated CMC regulatory filings. Brian earned a BS in Biology from Binghamton University and an MS in Chemistry from Lehigh University.

Steve Lavezoli - VP of Commercial Operations. Mr. Lavezoli joined Scorpius in December 2022 as the Regional VP of Business Development for the central region. He now oversees Scorpius’ business development, proposals, and marketing strategy. He brings extensive experience in various roles throughout business development and marketing. He spent 12 years in the industrial gasses industry with Linde Gas, as well as W.L. Gore in their Startup Biopharmaceutical division working on a Commercial Business/Market Development role for Bulk Drug Substance Single-Use items. He also spent 3 years with Catalent Biologics, focused on Drug Substance Business Development in the US for early-stage clinical programs with clients to bring life-changing therapies to the market. Steve holds a BS in Chemical Engineering from Pennsylvania State University and an MBA in Marketing from Robert Morris University.

Juan Lagos - Senior Director of Cell-Based Technologies. Mr. Lagos brings more than 20 years of experience in cell culture and upstream process development from lab bench to cGMP manufacturing and leads Scorpius’ cell-based technologies team, which is responsible for analytical and cell therapy processes. Before joining Scorpius, he was the Associate Director MS&T / LVV Suspension Process Development at Rocket Pharmaceuticals. His industry experience includes director-level and senior engineering roles at Allakos and Bristol Myers Squibb, as well as experience at biopharma service providers like WuXi Apptec and Patheon. He holds a dual B.S. in Computer Science and Chemical Engineering from Rutgers University, where he continues to pursue a Ph.D. in Biochemical Engineering.

Ania Szymanska - Site Head of Quality. Ms. Szymanska brings over 19 years of leadership and management experience in Quality Control, Quality Assurance, and Compliance at pharmaceutical and biotech companies. She joined Scorpius from Marker Therapeutics, Inc. where she was Vice President of Quality and built the Quality Management Systems. She played a critical role in the design, construction, and qualification of their state-of-the-art cell therapy GMP manufacturing facility and Quality Control laboratories. Prior to Marker, she served as Director of Quality Control for Bellicum Pharmaceuticals, Inc. where she developed its Quality Control department and was responsible for aseptic facility qualification. She also served as Quality Validation Specialists of Opexa Therapeutics, Inc. and in roles of increasing responsibility at Woodfield Pharmaceutical, LLC (formerly Pernix Manufacturing, LLC), most recently as Director of Microbiology. Ms. Szymanska earned an M.S. in Microbiology from the University of Warsaw.

NightHawk Biosciences, Inc.

NightHawk Biosciences, through its Scorpius BioManufacturing subsidiary, is an integrated contract development and manufacturing organization (CDMO) focused on rapidly advancing biologic and cell therapy programs to the clinic and beyond. Scorpius offers a broad array analytical testing, process development, and manufacturing services to pharmaceutical and biotech companies at its state-of-the art facilities in San Antonio, TX. With an experienced team and new, purpose-built U.S. facilities, Scorpius is dedicated to transparent collaboration and flexible, high-quality biologics biomanufacturing. For more information, please visit: www.nighthawkbio.com or www.scorpiusbiologics.com, and also follow us on Twitter.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and include statements such as generating high incremental margins and attractive returns for our shareholders in the years ahead. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to generate , high incremental margins and attractive returns for our shareholders in the years ahead, the Company’s ability to continue to grow revenue, leverage fixed costs and achieve long-term profitability; the Company’s ability to create substantial shareholder value as a pure-play CDMO in an underserved marketplace; the Company’s financing needs, its cash balance being sufficient to sustain operations and its ability to raise capital when needed, the Company’s ability to successfully operate as a CDMO the ability to obtain regulatory approval or to comply with ongoing regulatory requirements, regulatory limitations relating to the Company’s ability to successfully promote its services and compete as a pure- play CDMO, and other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022, subsequent quarterly reports on Form 10-Qs and any other filings the Company makes with the SEC. The information in this presentation is provided only as of the date presented, and the Company undertakes no obligation to update any forward-looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law.

Media and Investor Relations Contact

David Waldman

+1 919 289 4017

investorrelations@nighthawkbio.com